Exhibit 10.8

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is made and entered into as of this 25th day of March, 2025, by and between:

Karin Mei Huang (“Lender”), residing at 4010 Valley Blvd Ste 101, Walnut, CA 91789, and Longstar HealthPro Inc., a California corporation (“Borrower”), with its principal place of business at 4010 Valley Blvd Ste 101, Walnut, CA 91789.

WHEREAS, the Borrower desires to borrow certain funds from the Lender, and the Lender is willing to lend such funds to the Borrower under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. Loan Amount

The Lender agrees to lend to the Borrower, and the Borrower agrees to borrow from the Lender, the principal sum of One Million Six Hundred Thousand Dollars ($1,600,000) (the “Loan”).

2. Term of Loan

The term of the Loan shall be for 5 years, commencing on March 25, 2025 (“Eﬀective Date”) and maturing on March 25, 2030 (“Maturity Date”), unless earlier repaid in accordance with the terms of this Agreement.

3. Interest Rate and Payment

3.1 Interest Rate:

The Loan shall bear interest at an annual rate of Nine and One-Half Percent (9.5%) per year.

3.2 Interest Payments:

Interest shall accrue on the outstanding principal balance at the rate speciﬁed above. However, no monthly interest payments shall be due during the ﬁrst year of the Loan term. Instead:

●	Monthly interest payments shall commence on March 25, 2026, and continue on the 25th day of each month thereafter through the Maturity Date.

●	The annual interest amount is: $1,600,000 × 9.5% = $152,000

●	The monthly interest payment is: $152,000 ÷ 12 = $12,666.67

The Borrower shall pay $12,666.67 per month in interest beginning March 25, 2026.

3.3 Principal Repayment:

The principal amount of the Loan shall be repaid in full on or before the Maturity Date. Additionally, at the time of ﬁnal repayment, the Borrower shall pay the entire interest accrued for the ﬁrst year of the Loan, totaling $152,000, in a single lump sum along with the outstanding principal.

3.4 Prepayment:

The Borrower may prepay the principal amount, in whole or in part, at any time without penalty. Any such prepayment shall ﬁrst be applied to any accrued and unpaid interest, with the remainder applied to the principal balance.

4. Default

4.1 Events of Default:

The occurrence of any of the following shall constitute an “Event of Default”:

●	Failure to make any payment of principal or interest when due.

●	Borrower becomes insolvent or ﬁles for bankruptcy.

●	Any breach of this Agreement by the Borrower.

4.2 Remedies:

Upon the occurrence of an Event of Default, the Lender may declare the entire unpaid principal balance and all accrued interest immediately due and payable.

5. Representations and Warranties

The Borrower represents and warrants that:

●	It is a corporation duly organized, validly existing, and in good standing under the laws oft he State of California.

●	It has the authority to enter into and perform its obligations under this Agreement.

●	This Agreement constitutes a legal, valid, and binding obligation of the Borrower.

6. Use of Proceeds

The Borrower shall use the Loan proceeds for general corporate purposes in the ordinary course of its business.

7. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conﬂict of law principles.

8. Notices

All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally or sent by registered or certiﬁed mail, return receipt requested, postage prepaid, to the addresses of the parties as set forth above.

9. Entire Agreement

This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof and supersedes all prior negotiations and understandings, whether written or oral.

10. Amendments

No amendment or modiﬁcation of this Agreement shall be eﬀective unless in writing and signed by both parties.

11. Severability

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in full force and eﬀect.

12. Assignment

Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

13. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Waiver

No waiver of any term or condition of this Agreement shall be valid unless in writing and signed by the party to be charged.

15. Headings

Headings used in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date ﬁrst written above.

LENDER:

By:	/s/ Karin Mei Huang
Name:	Karin Mei Huang
Date:	March 25, 2025

BORROWER:
Longstar HealthPro Inc.

By:	/s/ Chiwen “Claire” Wang
Name:	Chiwen “Claire” Wang
Title:	CFO
Date:	March 25, 2025

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